UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Energy Infrastructure Acquisition Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENERGY INFRASTRUCTURE ACQUISITION CORP.
1105 North Market Street, Suite 1300
Wilmington, Delaware 19899
(302) 655-1771

September __, 2008

TO OUR STOCKHOLDERS:

You are cordially invited to attend a special meeting of stockholders of Energy Infrastructure Acquisition Corp., or Energy Infrastructure or the Company, to be held on October __, 2008. At this meeting, you will be asked to approve the dissolution and liquidation of Energy Infrastructure, as contemplated by its certificate of incorporation, as the two-year period for it to complete a business combination has passed without one being consummated. Upon dissolution, Energy Infrastructure will, pursuant to a Plan of Liquidation, discharge its liabilities, wind up its affairs and distribute to its public stockholders the proceeds of the Company’s initial public offering (IPO) trust account as contemplated by its charter and its IPO prospectus.

This meeting is particularly significant in that stockholders must approve the Company’s dissolution and liquidation for Energy Infrastructure to be authorized to distribute the trust account proceeds to its stockholders. It is important that your shares are voted at this special meeting.

On December 3, 2007, Energy Infrastructure, Energy Infrastructure Merger Corporation, the Company’s wholly-owned Marshall Islands subsidiary, or Energy Merger, and Vanship Holdings Limited, or Vanship, entered into a Share Purchase Agreement, as subsequently amended and restated, which we refer to as the Share Purchase Agreement, pursuant to which Energy Merger was to purchase all of the outstanding shares of each of nine special purpose vehicles, or SPVs, each of which owns one very large crude carrier, or VLCC, from Vanship. On July 19, 2008, Energy Infrastructure and Vanship mutually agreed to terminate the Share Purchase Agreement. As a result, the two-year period for Energy Infrastructure to complete a business combination has passed without a business combination being consummated, and Energy Infrastructure is now required to dissolve and liquidate as provided in its charter and public filings.

The Plan of Liquidation included in the enclosed proxy statement provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to current holders of shares Energy Infrastructure common stock originally issued in its IPO, which we refer to as the Public Holders, of the principal and accumulated interest of the trust account as contemplated by its charter and its IPO prospectus. Energy Infrastructure’s pre-IPO stockholders, which we refer to as the Private Stockholders, consisting of the Company’s initial stockholders (each of whom is a director) and Energy Corp., an off-shore company controlled by George Sagredos, our President and Chief Operating Officer, which purchased an aggregate of 825,398 units of the Company at $10.00 per unit in a private placement prior to the Company’s IPO, have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to the IPO. There will be no distribution from the trust account with respect to our warrants.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Plan of Liquidation and the meeting. Whether or not you plan to attend the special meeting, we urge you to read this material carefully and vote your shares. In particular, you should review the matters discussed under the caption “RISK FACTORS” beginning on page 14.

I look forward to seeing you at the meeting.
            Sincerely,

            Andreas Theotokis
            Chairman of the Board of Directors

Your vote is important. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

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ENERGY INFRASTRUCTURE ACQUISITION CORP.
1105 North Market Street, Suite 1300
Wilmington, Delaware 19899
(302) 655-1771

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER __, 2008

TO THE STOCKHOLDERS OF

ENERGY INFRASTRUCTURE ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Energy Infrastructure Acquisition Corp., a Delaware corporation, will be held 10:00 a.m. Eastern time, on October __, 2008, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154-1895, for the sole purpose of considering and voting upon proposals to:

1.	Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to the accompanying proxy statement; and

2.
Authorize Energy Infrastructure’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Energy Infrastructure’s by-laws, no other business may be transacted at the meeting.

The Board of Directors has fixed the close of business on September __, 2008 as the date for determining Energy Infrastructure stockholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Energy Infrastructure common stock on that date are entitled to have their votes counted at the special meeting or any adjournment. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of the Company and at the special meeting.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy obtained from your brokerage firm or bank. Your failure to vote or instruct your broker or bank how to vote will have the same effect as voting against the dissolution and liquidation.

Energy Infrastructure’s Board of Directors unanimously recommends that you vote “FOR” approval of each proposal.

Dated: September __, 2008

            By Order of the Board of Directors,

            Andreas Theotokis
            Chairman of the Board of Directors

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ENERGY INFRASTRUCTURE ACQUISITION CORP.
1105 North Market Street, Suite 1305
Wilmington, Delaware 19899
(302) 655-1771

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER __, 2008

PROXY STATEMENT

A special meeting of stockholders of Energy Infrastructure Acquisition Corp. will be held at 10:00 a.m., Eastern time, on October __, 2008, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154-1895. At this meeting, you will be asked to consider and vote upon proposals to:

1.	Approve the dissolution of the Company and the proposed Plan of Liquidation in the form of Annex A to this proxy statement; and

2.
Authorize Energy Infrastructure’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Energy Infrastructure’s by-laws, no other business may be transacted at the meeting.

This proxy statement contains important information about the meeting and the proposals. Please read it carefully and vote your shares.

The “record date” for the special meeting is September __, 2008. Record holders of Energy Infrastructure common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 27,221,747 outstanding shares of Energy Infrastructure common stock, of which 20,925,000 were issued in the Company’s initial public offering, 5,268,849 were issued to the Company’s initial stockholders before the IPO, and 825,398 were issued to Energy Corp., an offshore company controlled by George Sagredos, our President and Chief Operating Officer, in a private placement prior to the Company’s IPO, and each of which entitles its holder to one vote per proposal at the special meeting. Energy Infrastructure’s warrants do not have voting rights.

This proxy statement is dated September __, 2008 and is first being mailed to stockholders on or about September __, 2008.

CONTENTS

SUMMARY OF THE PLAN OF LIQUIDATION	3

CAUTION REGARDING FORWARD-LOOKING STATEMENTS	4

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN	5

GENERAL INFORMATION ABOUT THE SPECIAL MEETING	9

THE DISSOLUTION AND PLAN OF LIQUIDATION	12

RISK FACTORS	14

INFORMATION ABOUT ENERGY INFRASTRUCTURE	21

BENEFICIAL OWNERSHIP OF SECURITIES	22

STOCKHOLDER PROPOSALS	24

DELIVERY OF DOCUMENTS TO STOCKHOLDERS	24

WHERE YOU CAN FIND MORE INFORMATION	24

SUMMARY OF THE PLAN OF LIQUIDATION

At the special meeting, you will be asked to approve the dissolution and liquidation of the Company, as contemplated by its certificate of incorporation.

The following describes briefly the material terms of the proposed dissolution and liquidation of the Company. This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and liquidation, but does not include all of the information contained herein and may not contain all of the information that is important to you. To understand fully the dissolution and liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the Plan of Liquidation attached as Annex A, in its entirety.

•	If the dissolution and liquidation is approved, we will:

•	file a certificate of dissolution with the Delaware Secretary of State;

•	adopt a Plan of Liquidation in or substantially in the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

•
establish a contingency reserve for the satisfaction of any known or potential liabilities, consisting of (i) the obligations of our officers and directors to indemnify the trust account to the extent necessary to ensure that our public stockholders receive a liquidation amount of at least $10.00 per share, which indemnification obligations were provided to Energy Infrastructure at the time of its initial public offering and (ii) proceeds from the trust account sufficient to cover Energy Infrastructure’s known liabilities not otherwise subject to indemnification by any of our officers and directors; and

•
pay or adequately provide for the payment of our liabilities, including (i) existing liabilities for taxes and to providers of professional and other services, (ii) expenses of the dissolution and liquidation, and (iii) our obligations to Energy Infrastructure’s public stockholders in accordance with Energy Infrastructure’s certificate of incorporation.

•
We expect to make a liquidating distribution to the public stockholders from the trust account as soon as practicable following the filing of our certificate of dissolution with the Delaware Secretary of State after stockholder approval of the Plan of Liquidation proposal and adoption of the Plan of Liquidation by our Board of Directors. Energy Infrastructure and its officers and directors are currently negotiating with Energy Infrastructure’s third parties regarding the satisfaction of Energy Infrastructure's other liabilities, which it expects to accomplish, concurrently with such liquidating distribution, with the proceeds of payments made from its contingency reserve, consisting of (i) the indemnification obligations of our officers and directors and (ii) proceeds from the trust account sufficient to cover the liabilities of Energy Infrastructure not otherwise subject to indemnification by our officers and directors. As Energy Infrastructure does not have any material assets beyond the funds held in the trust account, we do not anticipate that any additional distributions to stockholders will be made.

•
As a result of the Company’s liquidation, a stockholder generally should recognize a gain or loss for U.S. federal income tax purposes, equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder's tax basis in shares of the Company’s common stock. You should consult your tax advisor as to the tax effects of the Plan of Liquidation and the Company’s dissolution and liquidation in your particular circumstances.

•	Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the dissolution and liquidation.

•
Under Delaware law, if we distribute the trust account proceeds to Public Stockholders, but fail to pay or make adequate provision for our liabilities, and if the Company’s initial stockholders do not perform their indemnification obligations, which are expected to fund any amounts that would reduce the initial $209,250,000 placed in the trust account, each Energy Infrastructure stockholder could be held liable for amounts due Company creditors to the extent of the stockholder’s pro rata share of the liabilities not so discharged, but not in excess of the total amount received by such stockholder. Energy Infrastructure’s pre-IPO stockholders have informed the Company that they intend to honor their indemnification obligations. If they fail to do so, however, under Delaware law, Public Stockholders could be required to return a portion of the distributions they receive pursuant to the Plan of Liquidation up to their pro rata shares of the liabilities not so discharged, but not in excess of the total amounts received by them from the Company. As the directors’ obligations are not collateralized or guaranteed, Energy Infrastructure cannot assure you that the directors will perform their obligations, or that stockholders would be able to enforce those obligations.

•
If our stockholders do not vote to approve the Company’s dissolution and liquidation, our Board of Directors will explore what, if any, alternatives are available for the future of the Company. The Board believes, however, there are no viable alternatives to the Company’s dissolution and liquidation pursuant to the Plan of Liquidation. The Board has unanimously approved the Company’s dissolution and liquidation, deems it advisable and recommends you approve it.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements, including statements concerning our expectations, beliefs, plans, objectives and assumptions about the value of the Company’s net assets, the anticipated liquidation value per share of our common stock, and the timing and amounts of any distributions of liquidation proceeds to stockholders. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “estimate,” “intend,” “plan,” “projection” and “would.” The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and includes this statement for purposes of invoking those provisions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or other subjects of such statements, to differ materially from its expectations regarding such matters expressed or implied by those statements. These factors include the risks that we may incur additional liabilities, that the amount required for the settlement of our liabilities could be higher than expected, and that we may not meet the anticipated timing for the dissolution and liquidation, as well as the other factors set forth under the caption “Risk Factors - Risk Factors to be Considered in Connection with the Company’s Dissolution and the Plan of Liquidation” and elsewhere in this proxy statement. All of such factors could reduce the amount available for, or affect the timing of, distribution to our stockholders, and could cause other actual outcomes to differ materially from those expressed in any forward-looking statements made in this proxy statement. You should therefore not place undue reliance on any such forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements contained in this proxy statement are reasonable, it cannot guarantee future events or results. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN

These Questions and Answers are only summaries of the matters they discuss. Please read this entire proxy statement.

Q.	What is being voted on?
A.    You are being asked to vote upon proposals to:
1.  Approve the dissolution of the Company and the proposed Plan of Liquidation in, or substantially in the form of Annex A to this proxy statement; and

2.  Authorize Energy Infrastructure’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.

Under Delaware law and Energy Infrastructure’s by-laws, no other business may be transacted at the meeting.

Q.	Why is Energy Infrastructure proposing dissolution and liquidation?
A.    Energy Infrastructure was organized in 2005 to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses that supports the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world (a “business combination”). On July 21, 2006, Energy Infrastructure consummated its initial public offering of 20,250,000 units, with each unit consisting of one share of its common stock and one warrant. On August 31, 2006 the underwriters of Energy Infrastructure’s initial public offering exercised their over allotment option to purchase an additional 675,000 units, generating an additional $6,750,000 in gross proceeds. This, along with a private placement prior to the closing of the initial public offering, which generated gross proceeds of $8,253,980, resulted in a total of $209,250,000 in net proceeds, including certain deferred offering costs and deferred placement fees being held in an interest-bearing trust account. The initial public offering proceeds held in the trust account were to be used in connection with a business combination or to be returned to Energy Infrastructure's public stockholders if an initial business combination was not completed within eighteen months from the consummation of the initial public offering, or within twenty four months if a letter of intent, agreement in principle or definitive agreement relating to a business combination was executed by Energy Infrastructure within such eighteen-month period, all as set forth in Energy Infrastructure’s certificate of incorporation.

On December 3, 2007, Energy Infrastructure, Energy Infrastructure Merger Corporation, the Company’s wholly-owned Marshall Islands subsidiary, or Energy Merger, and Vanship Holdings Limited, or Vanship, entered into a Share Purchase Agreement, as subsequently amended and restated, which we refer to as the Share Purchase Agreement, pursuant to which Energy Merger was to purchase all of the outstanding shares of each of nine special purpose vehicles, or SPVs, each of which owns one very large crude carrier, or VLCC, from Vanship. On July 19, 2008, Energy Infrastructure and Vanship mutually agreed to terminate the Share Purchase Agreement. As a result, the two-year period for Energy Infrastructure to complete a business combination has passed without one being consummated, and Energy Infrastructure is now required to dissolve and liquidate as provided in its charter and public filings.

Q.	How will the liquidation of Energy Infrastructure be accomplished?
The Plan of Liquidation provides for the discharge of Energy Infrastructure’s liabilities and the winding up of its affairs, including distribution to its public stockholders (Public Stockholders) of the full purchase price of $10.00 per unit (plus a portion of the interest earned, but net of (i) taxes payable on interest earned, (ii) interest income released to us to fund our working capital, (iii) payment of quarterly interest payments on the convertible loan and repayment of the convertible loan upon the earlier to occur of our dissolution and liquidation or a business combination, if not converted, and (iv) repayment of the term loan, plus accrued interest), plus a pro rata share of any remaining net assets, subject to any valid claims by third parties that are not covered by amounts held in the trust account or the indemnities provided by our directors and officers. Energy Infrastructure’s pre-IPO stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to the IPO. Stockholder approval of the Company’s dissolution is required by Delaware law, under which Energy Infrastructure is organized.

The affirmative vote of the holders of a majority of the shares of Energy Infrastructure’s outstanding common stock will be required to approve the dissolution and liquidation. Your Board of Directors has unanimously approved the Company’s dissolution, deems it advisable and recommends you approve the dissolution and liquidation. The Board intends to approve the Plan of Liquidation, as required by Delaware law, immediately following stockholder approval of the dissolution and liquidation.

Q.	How do the Energy Infrastructure insiders intend to vote their shares?	A. The Private Stockholders have advised the Company that they support the dissolution and liquidation and will vote their 6,094,247 shares for it, together with the adjournment proposal.

Q.	What vote is required to adopt the proposals?
A.    Approval of the dissolution and liquidation proposal requires the affirmative vote of holders of a majority of Energy Infrastructure’s outstanding common stock. Approval of the adjournment proposal requires the affirmative vote of holders of a majority of Energy Infrastructure’s common stock voting on the proposal.

Q.	Why should I vote for the proposals?
A.    The Plan of Liquidation provides for the distribution to current holders of Energy Infrastructure common shares originally issued in its IPO of the principal and accumulated interest of the trust account as contemplated by the Company’s charter and its IPO prospectus. Stockholder approval of the Company’s dissolution is required by Delaware law, under which Energy Infrastructure is organized. If the dissolution and liquidation is not approved, Energy Infrastructure will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the trust account to holders of shares issued in its initial public offering, which we refer to as the Public Shares.

Q.	How much do I get if the dissolution and liquidation is approved?
A.    If the dissolution and liquidation is approved, each current holder of Public Shares is expected to receive $10.00 of original principal of the trust account and approximately $0.29 of accumulated interest (as of July 31, 2008, when the account’s most recent investment matured), or $10.29, per public share. This amount assumes repayment of convertible loans and interest in the amount of $2,703,000 and payments to vendors and service providers of approximately $459,000, which amount may be reduced pursuant to negotiations currently in progress, but does not include the approximately $3,400,000 Vanship has claimed it is owed. The Company is disputing this claim and plans to return such amounts to its public stockholders in connection with the dissolution and liquidation. The trust account contained $218,589,294 as of July 31, 2008.

Q.	What if I don’t want to vote for the dissolution and liquidation?
A.    If you do not want the dissolution and liquidation to be approved, you must abstain, not vote, or vote against it. You should be aware, however, that if the dissolution and liquidation is not approved, Energy Infrastructure will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the trust account to holders of Public Shares.

Whether or not you vote against it, if the dissolution and liquidation is approved, all Public Stockholders will be entitled to share in the liquidation of the trust account.

Q.	What happens if the dissolution and liquidation isn’t approved?
A.    If the dissolution and liquidation is not approved, Energy Infrastructure will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the trust account to holders of Public Shares. If sufficient votes to approve the dissolution and liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the Company’s Board of Directors may seek to adjourn or postpone the meeting to continue to seek such approval.

Q.	If the dissolution and liquidation is approved, what happens next?
A.    We will:
•  file a Certificate of Dissolution with the Delaware authorities;

•  adopt the Plan of Liquidation by Board action in compliance with Delaware law;

•  conclude our negotiations with creditors and pay or adequately provide for the payment of the Company’s liabilities;

•  distribute the proceeds of the trust account to Public Stockholders, less Energy Infrastructure’s debts and obligations not subject to indemnification; and

•  otherwise effectuate the Plan.

Q.	If I am not going to attend the special meeting in person, should I return my proxy card instead?
A.    Yes. After carefully reading and considering the information in this document, please fill out and sign your proxy card. Then return it in the enclosed envelope as soon as possible, so that your shares may be represented at the special meeting.

Q.	What will happen if I abstain from voting or fail to vote?	A. Abstaining or failing to vote will have the same effect as a vote against the proposed dissolution and liquidation.

Q.	How do I change my vote?
A.    Send a later-dated, signed proxy card to Energy Infrastructure's secretary no later than _________, 2008, or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Energy Infrastructure Acquisition Corp, Suite 1300, 1105 North Market Street, Wilmington, Delaware 19899, Attn: Secretary.

Q.	If my shares are held in “street name,” will my broker automatically vote them for me?
A.    No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker sto vote your shares. Your broker can tell you how to provide these instructions.

Q.	Can I still sell my shares?
A.    Yes, you may sell your shares at this time. If you sell shares before, or purchase shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting. Delaware law restricts transfers of our common stock after dissolving, which we expect will occur upon approval of the Company’s dissolution by stockholders at the special meeting. Thereafter, and until trading on the American Stock Exchange is halted through termination of registration, we believe that any trades of the Company’s shares will be tracked and marked with a due bill by the Depository Trust Company.

Q.	Who can help answer my questions?
A.    If you have questions, you may write or call Energy Infrastructure Acquisition Corp., 1105 North Market Street, Suite 1300, Wilmington, Delaware, 19899, (302) 655-1771, Attention: Mr. George Sagredos, President and Chief Operating Officer.

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Energy Infrastructure is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting in connection with the proposed dissolution and liquidation of the Company. This proxy statement provides you with information you need to know to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place. We will hold the special meeting at 10:00 a.m., Eastern time, on October __, 2008, at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154-1895, to vote on the proposals to approve the Company’s dissolution and liquidation and the proposal to adjourn or postpone the meeting if necessary to solicit additional proxies.

Purpose. At the special meeting, holders of Energy Infrastructure common stock will be asked to approve the Company’s dissolution and liquidation and the proposal to authorize Company management to adjourn or postpone the meeting to solicit additional proxies.

Energy Infrastructure’s Board of Directors has determined that the proposed dissolution and liquidation is fair to and in the best interests of Energy Infrastructure and its stockholders, approved and declared it advisable, and recommends that Energy Infrastructure stockholders vote “FOR” it.

The Board of Directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to permit Energy Infrastructure’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies, if there are not sufficient votes at the originally scheduled time of the special meeting to approve any of the foregoing proposals.

The special meeting has been called only to consider approval of the proposed dissolution and liquidation and management authority to adjourn or postpone the meeting if necessary to solicit additional proxies. Under Delaware law and Energy Infrastructure’s by-laws, no other business may be transacted at the special meeting.

Record Date; Who is Entitled to Vote. The “record date” for the special meeting is September __, 2008. Record holders of Energy Infrastructure’s common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 27,221,747 outstanding shares of Energy Infrastructure common stock, of which 20,925,000 were issued in the Company’s initial public offering, 5,268,849 were issued to the Company’s initial stockholders and 825,398 were issued to Energy Corp., an off-shore company controlled by George Sagredos, our President and Chief Operating Officer, in a private placement prior to the Company’s IPO. Each common share entitles its holder to one vote per proposal at the special meeting. Energy Infrastructure’s warrants do not have voting rights.

The Private Stockholders have advised the Company that they will vote in favor of the Plan of Liquidation.

During the ten-day period before the special meeting, Energy Infrastructure will keep a list of holders of record entitled to vote at the special meeting available for inspection during normal business hours at its offices in Wilmington, Delaware for any purpose germane to the special meeting. The list of stockholders will also be provided and kept at the location of the special meeting for the duration of the special meeting, and may be inspected by any stockholder who is present.

Quorum; Vote Required. The presence of the holders of a majority of the outstanding shares of common stock of the Company, present in person or by proxy, will be required to constitute a quorum for the transaction of business at the special meeting, other than adjournment to seek a quorum. Approval of the Company’s dissolution and liquidation will require the affirmative vote of holders of a majority of Energy Infrastructure’s outstanding shares of common stock. Approval of the proposal for discretionary authority to adjourn or postpone the special meeting to solicit additional proxies will require the affirmative vote of holders of a majority of Energy Infrastructure’s common stock voting on the proposal.

Abstaining from voting or not voting, either in person or by proxy or by voting instruction, will have the same effect as a vote against the dissolution and liquidation proposal.

Voting Your Shares. Each share of common stock that you own in your name entitles you to one vote per proposal. Your proxy card shows the number of shares you own.

There are three ways to vote your shares at the special meeting:

•
By signing and returning the enclosed proxy card. If you vote by proxy card, your “proxies,” whose names are listed on the proxy card, will vote your shares as you instruct on the card. If you sign and return the proxy card, but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Energy Infrastructure Board “for” approval of the dissolution and liquidation and the proposal to authorize management to adjourn or postpone the meeting to solicit additional proxies.

•
By telephone or on the Internet. You can vote this way by following the telephone or Internet voting instructions that are included with your proxy card. If you do, you should not return the proxy card.

•
You can attend the special meeting and vote in person. We will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or another nominee, you must present a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Adjournment or Postponement. If the adjournment proposal is approved at the special meeting, Energy Infrastructure may adjourn or postpone the special meeting if necessary to solicit further proxies. In addition, Energy Infrastructure may adjourn or postpone the special meeting as set forth in Energy Infrastructure’s certificate of incorporation or by-laws or as otherwise permitted by law.

Questions About Voting. If you have any questions about how to vote or direct a vote in respect of your Energy Infrastructure common stock, you may call Mr. George Sagredos, our President and Chief Operating Officer, at (302) 655-1771. You may also want to consult your financial and other advisors about the vote.

Revoking Your Proxy and Changing Your Vote. If you give a proxy, you may revoke it or change your voting instructions at any time before it is exercised by:

•	Delivering another proxy card with a later date;

•
Notifying Energy Infrastructure Acquisition Corp, Suite 1300, 1105 North Market Street, Wilmington, Delaware 19899, Attn: Secretary, in writing before the special meeting that you have revoked your proxy; or

•	Attending the special meeting, revoking your proxy and voting in person.

If your shares are held in “street name,” consult your broker for instructions on how to revoke your proxy or change your vote. If an executed proxy card is returned by a broker or bank holding shares that indicates that the broker or bank does not have discretionary authority to vote on the proposals, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted on the proposals. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Broker Non-Votes. If your broker holds your shares in its name and you do not give the broker voting instructions, National Association of Securities Dealers, Inc. (NASD) rules prohibit your broker from voting your shares on the dissolution and liquidation proposal or the proposal to adjourn or postpone the special meeting to solicit additional proxies. This is known as a “broker non-vote.” Abstentions or broker non-votes will have the same effect as a vote against the dissolution and liquidation proposal. Abstentions or broker non-votes will not be counted as votes for or against the proposal to authorize management to adjourn or postpone the special meeting, as the vote required to approve this discretionary authority is a majority of the shares present in person or by proxy and entitled to vote.

No Dissenters’ Rights. Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal in connection with the Company’s dissolution and liquidation.

Solicitation Costs. Energy Infrastructure is soliciting proxies on behalf of the Energy Infrastructure Board of Directors. This solicitation is being made by mail but also may be made in person or by telephone or other electronic means. Energy Infrastructure and its respective directors, officers, employees and consultants may also solicit proxies in person or by mail, telephone or other electronic means. These persons will not be paid for doing this.

Energy Infrastructure has not hired a firm to assist in the proxy solicitation process but may do so if it deems this assistance desirable. Energy Infrastructure will pay all fees and expenses related to the retention of any proxy solicitation firm.

Energy Infrastructure will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Energy Infrastructure will reimburse them for their reasonable expenses.

Stock Ownership. Information concerning the holdings of certain Energy Infrastructure stockholders is set forth under “Beneficial Ownership of Securities.”

THE DISSOLUTION AND PLAN OF LIQUIDATION

The Board of Directors is proposing the Company’s dissolution and liquidation for approval by our stockholders at the special meeting. The Board has unanimously approved the Company’s dissolution, declared it advisable and directed that it be submitted for stockholder action at the meeting. The Board has also approved the Plan of Liquidation and directed that it be submitted for stockholder action, and, as required by Delaware law, intends to re-approve it immediately following stockholder approval of the dissolution and liquidation and the filing of a Certificate of Dissolution with the Delaware Secretary of State. A copy of the Plan of Liquidation is attached as Annex A to this proxy statement.

After approval of the Company’s dissolution, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish, inter alia, the following:

•	filing a Certificate of Dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years;

•	adopting a Plan of Liquidation in, or substantially in, the form of Annex A to this proxy statement by Board action in compliance with Delaware law;

•
establishing a contingency reserve for the satisfaction of any known or potential liabilities, consisting of (i) the indemnification obligations of our officers and directors provided to Energy Infrastructure at the time of its initial public offering and (ii) proceeds from the trust account sufficient to cover Energy Infrastructure’s known liabilities not otherwise subject to indemnification by any of our officers and directors;

•
paying or adequately providing for the payment of our liabilities, including (i) existing liabilities for taxes and to providers of professional and other services, (ii) repayment of the convertible loan, (iii) expenses of the dissolution and liquidation, and (iv) our obligations to Energy Infrastructure’s Public Stockholders in accordance with Energy Infrastructure’s certificate of incorporation;

•	winding up our remaining business activities;

•	complying with U.S. Securities and Exchange Commission filing requirements, for so long as we are required to do so; and

•	making tax and other regulatory filings.

Following dissolution, although they do not expect to do so, our directors may, at any time, engage third parties to complete the liquidation pursuant to the Plan of Liquidation. In addition, although it does not anticipate that it will be necessary to do so, since we do not have any material assets outside the trust account, the Board will be authorized to establish a liquidating trust to complete the Company’s liquidation.

At July 31, 2008, we had approximately $7,300 in cash outside the trust account and an additional $218,589,294 in marketable securities and cash in the trust account. Our balance sheet as of that date also reflected total liabilities of approximately $4,300,000, of which $900,000 consists of loans by entities controlled by George Sagredos, the Company’s President and Chief Operating Officer, repayment of which is subordinate to repayment of the Company’s public stockholders, resulting in net amounts payable of approximately $3,400,000. In addition, Vanship has initiated an arbitration proceeding claiming that it is owed approximately $3,400,000. We are disputing this claim and have not included this disputed amount in the calculation of our current liabilities. Therefore, we currently have net liabilities and obligations that exceed available cash outside the trust account by approximately $3,400,000, or $0.16 per public share. We expect to pay the Company’s liabilities in full or, in some cases, in a reduced amount agreed to by the relevant creditor(s) pursuant to negotiations currently in progress. In addition to satisfying these liabilities, we anticipate incurring additional professional, legal and accounting fees in connection with the Company’s dissolution and liquidation. To the extent payment of the foregoing exceeds assets of the Company outside the trust account, the Company will satisfy such liabilities and obligations from interest earned on the principal in the trust account and from the indemnities provided by our officers and directors. We believe we have identified all of the Company’s liabilities.

Our Board of Directors has unanimously approved the dissolution and liquidation of the Company and unanimously recommends that our stockholders vote “FOR” it.

RISK FACTORS

Risk Factors to be Considered in Connection with the Company’s Dissolution and the Plan of Liquidation

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Company’s dissolution and liquidation, including the following:

We may not meet the anticipated timing for the dissolution and liquidation.

Promptly following the meeting, if our stockholders approve the Company’s dissolution and liquidation, we intend to file a Certificate of Dissolution with the Secretary of State of Delaware and wind up our business promptly thereafter. We expect that the Company will make the liquidation distribution of the trust account proceeds to its Public Stockholders as soon as practicable following the filing of our Certificate of Dissolution with the State of Delaware after approval of the dissolution by the stockholders. We do not expect that there will be any additional Company assets remaining for distribution to Public Stockholders after payment, provision for payment or compromise of its liabilities and obligations. There are a number of factors that could delay our anticipated timetable, including the following:

•	delays in the payment, or arrangement for payment or compromise, of remaining Company liabilities or obligations;

•	lawsuits or other claims asserted against us; and

•	unanticipated legal, regulatory or administrative requirements.

We may not be able to settle all of our obligations to creditors.

We have current and future obligations to creditors. The Plan of Liquidation takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the winding up process, we are attempting to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amounts we have estimated. If we are unable to reach agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Our officers and directors have each agreed on a pro rata basis to be liable to ensure that the principal in the trust account is not reduced by claims of (i) various vendors' or other entities' expenses for services rendered or products sold to Energy Infrastructure or (ii) any prospective target business that Energy Infrastructure did not pay, or reimburse, for the fees and expenses of third party service providers to such target which Energy Infrastructure agreed in writing to be liable for, in each case to the extent the payment of such debts and obligations actually reduces the amount of principal in the trust account (or, in the event that such claim arises after the distribution of the trust account, to the extent necessary to ensure that Energy Infrastructure’s former stockholders are not liable for any amount of such loss, liability, claim, damage or expense, up to $10.00 per share). If they do not perform those obligations, such creditors may seek to recover such claims from the Company’s stockholders within three years of the Company’s dissolution.

If our reserves for payments to creditors are inadequate, each stockholder may be liable to our creditors for a pro rata portion of their claims up to the amount distributed to such stockholder by us.

Pursuant to Delaware law, we will continue to exist for three years after the dissolution becomes effective for completion of our winding up. If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment to our creditors of the stockholder’s pro rata portion of such creditors’ claims up to the amount distributed to such stockholder in the liquidation.

We cannot assure you that claims will not be made against the trust account, the result of which could impair or delay its distribution to the Public Stockholders.

Energy Infrastructure currently has little available funds outside the trust account. Therefore, Energy Infrastructure’s third parties may seek to satisfy their claims from funds in the trust account, which could further reduce a stockholder's distribution from the trust account, or delay stockholder distributions.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of the date fixed by the Board for filing the Certificate of Dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law will prohibit transfers of record of our common stock except by will, intestate succession or operation of law. We believe, however, that after dissolution any trades of shares of our common stock held in “street” name will be tracked and marked with a due bill by the Depository Trust Company.

Our Board of Directors may delay implementation of the Plan of Liquidation, even if dissolution is approved by our stockholders.

Even if the Company’s dissolution is approved by our stockholders, our Board of Directors has reserved the right, in its discretion, to delay implementation of the Plan of Liquidation, if it determines that doing so is in the best interests of the Company and its stockholders. The Board is, however, unaware of any circumstances under which it would do so.

If our stockholders do not approve the Dissolution and Plan of Liquidation proposal, no assurances can be given as to how or when, if ever, amounts in the trust account will be distributed to our stockholders.

The certificate of incorporation of Energy Infrastructure provides that the trust account proceeds will be distributed to the Public Stockholders upon the liquidation and dissolution of Energy Infrastructure, and Delaware law requires that the stockholders approve such Plan of Liquidation proposal. If Energy Infrastructure’s stockholders do not approve the Plan of Liquidation proposal, Energy Infrastructure will not have the requisite legal authority to distribute the trust account proceeds to stockholders. In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

If third parties bring claims against Energy Infrastructure, the proceeds held in trust could be reduced, which would result in a per-share liquidation value receivable by Energy Infrastructure's Public Stockholders from the trust account as part of its plan of dissolution and liquidation that is less than $10.00.

Energy Infrastructure’s placing of funds in trust may not protect those funds from third party claims against it. Energy Infrastructure has not procured waivers from any creditors or prospective target businesses, and if the Business Combination is not effected, the material creditors of Energy Infrastructure would consist of its legal advisors, accountants, and other service providers. As of July 31, 2008, claims by third parties amounted to approximately $3,860,000.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of Energy Infrastructure’s Public Stockholders, which would result in a per-share liquidation value receivable by Energy Infrastructure’s Public Stockholders from funds held in the trust account that is less than $10.00 per share, plus interest (net of any taxes due on such interest and repayment of $2,685,000 of convertible loans, plus accrued interest).

In connection with its initial public offering, Energy Infrastructure’s initial officers and directors each entered into a letter agreement whereby they agreed to indemnify Energy Infrastructure against any loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal and other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which Energy Infrastructure may become subject as a result of any claim by any vendor that is owed money by Energy Infrastructure for services rendered or products sold, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the initial $209,250,000 in the trust account. Pursuant to these letter agreements, Energy Infrastructure may seek indemnity from its officers and directors to the extent of their pro rata beneficial interest in Energy Infrastructure immediately prior to the initial public offering and to the extent interest held in the trust account is not sufficient to fund the Energy Infrastructure’s liabilities and expenses. Energy Infrastructure and its board of directors may be obligated to seek enforcement of the letter agreements to ensure against reductions in the principal in the trust account.

In the event that it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the trust account as part of the liquidation could be liable for claims made by creditors.

Dissolution Under Delaware Law

Section 275 of the Delaware General Corporation Law (DGCL) provides that a corporation may dissolve upon a majority vote of the board of directors of the corporation followed by a favorable vote of holders of a majority of the outstanding stock entitled to vote. Following such approval, the dissolution is effected by filing a certificate of dissolution with the State of Delaware. Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business. The process of winding up includes:

•	prosecution and defense of any lawsuits;

•	settling and closing of any business;

•	disposition and conveyance of any property;

•	discharge of any liabilities; and

•	distribution of any remaining assets to the stockholders of the corporation.

Principal Provisions of the Plan of Liquidation

General. We will distribute pro rata to our Public Stockholders all of the proceeds of the trust account, which we anticipate will be the only amounts available for distribution to stockholders. Liquidation is expected to commence as soon as practicable after approval of the Company’s dissolution by stockholders at the special meeting. We do not anticipate that we will solicit any further votes of our stockholders with respect to the Plan of Liquidation.

Subject to the payment or the provision for payment of our liabilities, we expect to distribute to our Public Stockholders the amounts to which they are entitled under the Company’s certificate of incorporation, consisting of the entire amount of the trust account at the record date for the special meeting. We do not anticipate making any other distributions to stockholders.

We will also pay or provide for our known liabilities in accordance with negotiations between the Company’s directors and its creditors. Since we do not know of any other Company liabilities or any facts suggesting that any other Company liabilities may exist or arise, we intend to establish a contingency reserve, consisting of the indemnification obligations of the Company’s directors provided to Energy Infrastructure at the time of its IPO, which the Board expects will be sufficient to satisfy actual and potential liabilities. As this contingency reserve will be funded by the Company’s directors pursuant to their indemnification obligations as and when needed to discharge Company liabilities and obligations, we do not believe there will be any net balance of the contingency reserve, after payment, provision for or discharge of all of our liabilities, for distribution to our stockholders.

We will discontinue recording transfers of shares of our common stock on the date of the Company’s dissolution. Thereafter, certificates representing shares of our common stock will not be assignable or transferable on our books, except by will, intestate succession or operation of law. After that date, we will not issue any new stock certificates, except in connection with such transfers or as replacement certificates.

Our Conduct Following Approval of the Dissolution and Adoption of the Plan of Liquidation. Our directors and officers will not receive any compensation, other than reimbursement for expenses, for the duties that each performs in connection with the Company’s dissolution or under the Plan of Liquidation. Following approval of the Company’s dissolution by our stockholders at the special meeting, our activities will be limited to adopting the Plan of Liquidation, winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the Plan of Liquidation.

We will indemnify our officers, directors and agents in accordance with our certificate of incorporation and bylaws for actions taken in connection with winding up our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets, which we expect will be limited to the proceeds of our directors’ indemnification obligations. The Board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the Plan of Liquidation. We intend to continue to maintain directors’ and officers’ liability insurance.

Contingency Reserve. We generally are required, in connection with the Company’s dissolution, to provide for payment of our liabilities. We intend to pay or provide for payment of all our known liabilities promptly after approval of the Plan of Liquidation, and to set aside a contingency reserve, that we believe will be adequate to satisfy all of our remaining liabilities. If it is not, a creditor could bring a claim against one or more of our stockholders for each such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan of Liquidation. Once we have established a contingency reserve, we would distribute to stockholders any portion thereof that our Board deems no longer to be required, although because of the nature of our limited assets and liabilities, we do not expect that any such distributions will be made.

Potential Liability of Stockholders. Under the DGCL, in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due creditors to the extent of amounts that such stockholder received from us and from any liquidating trust under the Plan of Liquidation. Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due each creditor. In addition, a creditor could seek an injunction to prevent us from making distributions under the Plan of Liquidation, which could delay and/or diminish distributions to stockholders.

Stock Certificates. Stockholders should not forward their stock certificates before receiving instructions to do so. After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their shares of the trust account may be held in trust, without interest and subject to escheat laws. If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration. Our common stock is listed on the American Stock Exchange under the symbols EII. After dissolution, because we will discontinue recording transfers of our common stock and in view of the significant costs involved in compliance with reporting requirements and other laws and regulations applicable to public companies, the Board may apply to terminate the Company’s registration and reporting requirements under the Securities Exchange Act of 1934. If registration is terminated, trading in the common stock on the American Stock Exchange would terminate.

Liquidating Trusts. Although the Board does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders. Any liquidating trust would be evidenced by a trust agreement between Energy Infrastructure and the person(s) the Board chooses as trustee(s).

Sales of Assets. The Plan of Liquidation gives the Board the authority to sell all of our remaining assets, although the Company’s assets outside the trust account are immaterial. Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation. We do not expect any material asset sales to occur.

Absence of Appraisal Rights. Stockholders are not entitled to appraisal rights in connection with the Company’s dissolution and liquidation.

Regulatory Approvals. We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with the Company’s dissolution or the Plan of Liquidation.

Treatment of Warrants. There will be no distribution from the trust account with respect to Energy Infrastructure’s warrants.

Payment of Expenses. In the discretion of our Board of Directors, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the Plan of Liquidation.

Votes Required and Board Recommendation

Approval of the Company’s dissolution and liquidation requires the affirmative vote of a majority of the total number of votes entitled to be cast by all shares outstanding on the record date. The holders of common stock will vote on the matter of the approval of the Company’s dissolution and liquidation, with each holder entitled to one vote per share on the matter.

The Company’s Board of Directors believes that the Company’s dissolution and liquidation is in the best interests of our stockholders. The Board has unanimously approved the dissolution and unanimously recommends that our stockholders vote “FOR” the dissolution and liquidation. Our directors and executive officers, who hold, as of the record date, an aggregate of 6,094,247 outstanding shares of our common stock, have indicated that they will vote “FOR” the dissolution and liquidation. See “Beneficial Ownership of Securities.”

Shares represented by proxy cards received in time for the special meeting that are properly signed, dated and returned without specifying choices will be voted “FOR” this proposal.

Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of the material U.S. federal income tax consequences of the Plan of Liquidation to the Company and to current holders of our common stock and warrants originally issued in our IPO, who are “United States persons,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and who hold such shares and warrants as “capital assets,” as defined in the Code. The discussion does not purport to be a complete analysis of all of the potential tax effects of the Plan of Liquidation. Tax considerations applicable to a particular stockholder or warrant holder will depend on that stockholder’s or warrant holder’s individual circumstances. The discussion addresses neither the tax consequences that may be relevant to particular categories of stockholders or warrant holders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction or any other federal tax. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities.

The discussion is based upon the Code, U.S. Treasury Department regulations, rulings of the Internal Revenue Service (“IRS”), and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts and assumes that we will liquidate substantially in accordance with the Plan of Liquidation.

We can give no assurance that the tax treatment described herein will remain unchanged. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan of Liquidation, and we will not seek either such a ruling or an opinion of counsel with respect to the anticipated tax treatment. If any tax consequences or facts prove not to be as anticipated and described herein, the result could be increased taxation at the stockholder or warrant holder level.

Because of the complexity of the tax laws and because the tax consequences to the Company or to any particular stockholder or warrant holder may be affected by matters not discussed herein, stockholders and warrant holders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Plan of Liquidation and our dissolution, including tax reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Consequences to the Company

The Company may recognize gain or loss on the sale or other taxable disposition of any of its assets pursuant to its liquidation to the extent of the difference between the amount realized on such sale (or the fair market value of the asset) and its tax basis in such asset.

Consequences to Stockholders

Gain or Loss on Liquidation

Amounts received by stockholders pursuant to the liquidation generally will be treated as full payment in exchange for their shares of our common stock. As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the shares of our common stock.

A stockholder’s gain or loss generally will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates or for different prices. Each liquidation distribution generally will be allocated proportionately to each share of stock owned by a stockholder, and generally will be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain generally will be recognized in connection with a liquidation distribution allocated to a share of stock only to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only when a stockholder receives our final distribution to stockholders, and then only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder’s tax basis for that share. Any payments by a stockholder in satisfaction of any Company contingent liability not covered by our contingency reserve generally would produce a loss in the year paid. Gain or loss recognized by a stockholder in connection with our liquidation generally will be capital gain or loss, and will be long-term capital gain or loss if the share has been held for more than one year, and short term capital gain or loss if the share has not been held for more than one year. Long term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short term capital gain. The deductibility of capital losses is subject to various limitations.

Liquidating Trusts

If we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Our former stockholders, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they have received any actual distributions from the liquidating trust with which to pay any tax on such tax items. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding

Unless a stockholder complies with certain reporting and/or Form W-9 certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such stockholder may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation. The back-up withholding tax is currently imposed at a rate of 28%. If backup withholding applies, the amount withheld is not an additional tax, but generally should be allowed as a credit against the stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund, provided that certain required information is timely furnished to the IRS. Stockholders are urged to consult with their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the Plan of Liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder's tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

INFORMATION ABOUT ENERGY INFRASTRUCTURE

Energy Infrastructure was incorporated in Delaware on August 11, 2005 as a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more businesses that support the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world. To date, Energy Infrastructure’s efforts have been limited to organizational activities, completion of its IPO and the evaluation and pursuit of a possible business combination.

The IPO, Private Placement and Trust Account. On July 21, 2006, Energy Infrastructure consummated its IPO of 20,250,000 units with each unit consisting of one share of Energy Infrastructure common stock and one warrant. Each warrant entitled the holder to purchase one share of Energy Infrastructure common stock at an exercise price of US$8.00 per share. The IPO generated gross proceeds of US$202,500,000. On August 31, 2006 the underwriters of Energy Infrastructure’s IPO exercised their over allotment option to purchase an additional 675,000 units, generating an additional $6,750,000 in gross proceeds. This, along with a private placement prior to the closing of the IPO, which generated gross proceeds of $8,253,980, resulted in a total of $209,250,000 in net proceeds, including certain deferred offering costs and deferred placement fees being held in the trust account. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to the Company from the private placement and the IPO were approximately $209,295,702, of which $209,250,000 was deposited into the trust account and the remaining proceeds of $45,702 became available to be used to provide for business, legal and accounting due diligence for a prospective business combination and continuing operating expenses. The trust account is not to be released until the earlier of the consummation of a business combination or liquidation of Energy Infrastructure, although, as noted elsewhere in this proxy statement, claims might be made against the Company by creditors who might seek to have such claims satisfied from the trust account. The trust account contained $218,589,294 as of July 31, 2008.

Because Energy Infrastructure did not consummate a business combination by the time stipulated in its charter, its Board has proposed to dissolve the Company as contemplated by its certificate of incorporation and IPO prospectus and distribute to holders of Public Shares, in proportion to their respective equity interests, sums in the trust account, inclusive of any interest. Energy Infrastructure’s pre-IPO stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them prior to the IPO. There will be no distribution from the trust account with respect to Energy Infrastructure’s warrants.

Facilities. Energy Infrastructure maintains executive offices at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899 pursuant to an agreement with Wilmington Trust SP Services, Inc.. We pay Wilmington Trust an annual fee of US$10,000 for general and administrative services including office space, utilities and secretarial support and consulting services.

Employees. Energy Infrastructure does not have any full-time employees. Mr. George Sagredos, Energy Infrastructure’s President and Chief Operating Officer, Mr. Marios Pantazopoulos, its Chief Financial Officer, and Mr. Arie Silverberg, its Chief Executive Officer, are Energy Infrastructure’s only executive officers. They are not obligated to contribute any specific number of hours per week and devote only as much time as they deem necessary to Energy Infrastructure’s affairs.

Periodic Reporting and Audited Financial Statements. Energy Infrastructure has registered its securities under the Securities and Exchange Act of 1934, as amended, or the Exchaneg Act, and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Energy Infrastructure’s annual reports contain financial statements audited and reported on by Energy Infrastructure’s independent accountants.

Legal Proceedings. To the knowledge of the Company’s management, there is no litigation currently pending or contemplated against Energy Infrastructure or any of its officers or directors in their capacity as such, other than an arbitration proceeding initiated by Vanship, claiming that it is owed approximately $3,400,000. The Company is disputing this claim.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of July 31, 2008, by each person known by us to be the owner of more than 5% of our outstanding shares of common stock; each of our officers and directors; and all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)(3)	Percent of Outstanding Common Stock

Arie Silverberg	526,885	1.94%
Marios Pantazopoulos(4)	490,003	1.80%
George Sagredos(5) (6)	4,418,753	16.23%
Andreas Theotokis (5) (7)	4,418,753	16.23%
Jonathan Kollek	526,885	1.94%
David Wong	131,721	*
Maximos Kremos	0	*
Energy Corp. (8)	4,418,753	16.23%
Sappling, LLC	1,802,108	6.62%
Acqua Wellington North America Equities, Ltd.	1,378,520	5.06%
All directors and executive officers as a group (8 individuals) (4)	6,094,247	22.39%
_______________
* Less than 1%

(1)	Unless otherwise indicated, the business of each of the individuals is Suite 1300, 1105 North Market Street, Wilmington, Delaware 19899.

(2)	Does not include shares of common stock issuable upon exercise of warrants that are not exercisable in the next 60 days.

(3)
Our existing stockholders and officers and directors have agreed to surrender to us for cancellation up to an aggregate of 270,000 shares in the event, and to the extent, stockholders exercise their right to redeem their shares for cash upon a business combination. The share amounts do not reflect any surrender of shares.

(4)
Does not include 1,000,000 shares of Energy Merger common stock underlying units (giving effect to the exercise of the warrants included in such units) which were to be issued to Mr. Sagredos upon completion of a business combination.

(5)
Reflects shares of common stock owned by Energy Corp., a corporation organized under the laws of the Cayman Islands, which is wholly-owned by Energy Star Trust, a Cayman Islands trust. Each of Mr. Sagredos and Mr. Theotokis, as co-enforcers and beneficiaries of Energy Star Trust, has voting and dispositive control over such shares owned by Energy Corp.

(6)
Does not include (i) 2,688,750 shares of our common stock underlying options issued to Mr. Sagredos, or his assignees, or (ii) up to 537,000 shares of common stock underlying units that would have been issued upon the consummation of the Business Combination upon conversion of loans made by an off-shore entity controlled by Mr. Sagredos into units (giving effect to the exercise of warrants included in such units), (or (iii) 2,000,000 shares of Energy Merger common stock underlying units (giving effect to the exercise of warrants included in such units) which were to be issued to Mr. Sagredos, or his assignees upon consummation of a business combination.

(7)
Does not include the issuance of up to 896,250 shares of our common stock underlying options issued to Mr. Theotokis, or his assignees, which options were to be terminated upon the consummation of a business combination.

(8)	The address of Energy Corp. is c/o Genesis Trust and Corporate Services Ltd., P.O. Box 448, Georgetown, Grand Cayman KYI-1106, Cayman Islands.

All of the outstanding shares of Energy Infrastructure’s common stock owned by our initial stockholders, including all of the Company’s officers and directors, have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of July 17, 2009 or Energy Infrastructure’s liquidation.

During the escrow period, the holders of these shares will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. None of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our initial public offering.

STOCKHOLDER PROPOSALS

Whether or not the dissolution is approved, Energy Infrastructure does not expect to have an annual meeting of stockholders after the special meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the Securities and Exchange Commission, Energy Infrastructure and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Energy Infrastructure’s annual report to stockholders and proxy statement. Upon written or oral request, Energy Infrastructure will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that Energy Infrastructure deliver single copies of such documents in the future. Stockholders may notify Energy Infrastructure of their requests by calling or writing us at our principal executive offices at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899.

WHERE YOU CAN FIND MORE INFORMATION

Energy Infrastructure files reports, proxy statements and other information with the Securities and Exchange Commission, or SEC, as required by the Securities Exchange Act of 1934, as amended.

You may read and copy reports, proxy statements and other information filed by Energy Infrastructure with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004.

Energy Infrastructure files its reports, proxy statements and other information electronically with the SEC. You may access information on Energy Infrastructure at the SEC’s web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Information and statements contained in this proxy statement or any annex are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to or incorporated by reference into this document.

This proxy statement incorporates important business and financial information about Energy Infrastructure that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. If you would like such information or additional copies of this proxy statement, or if you have questions about the Plan of Liquidation, you should contact:

Mr. George Sagredos
Energy Infrastructure Acquisition Corp.
1105 North Market Street, Suite 1300
Wilmington, Delaware 19899
(302) 655-1771

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is September __, 2008.

ANNEX A

FORM OF
PLAN OF LIQUIDATION
OF
ENERGY INFRASTRUCTURE ACQUISITON CORP.
(A DISSOLVED DELAWARE CORPORATION)

This Plan of Liquidation of Energy Infrastructure Acquisition Corp. (the “Company”) is dated this [ ] day of [ ], 2008.

WHEREAS, the dissolution of the Company was duly authorized by its Board of Directors (the “Board”) and stockholders, and the Company was dissolved on [ ], 2008 by the filing of a Certificate of Dissolution with the Office of the Secretary of State of the State of Delaware;

WHEREAS, the Company elects to adopt a plan of distribution pursuant to Section 281(b) of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, the Company has paid or otherwise satisfied or made provision for all claims and obligations of the Company known to the Company, including conditional, contingent, or unmatured contractual claims known to the Company, other than the following:

1.
Fees and expenses in connection with legal, accounting and other professional services rendered prior to the date hereof and liabilities and obligations for federal and state income taxes, all as shown on the Company's unaudited interim financial statements at and for the period ending [ ], 2008, and liabilities and obligations incurred or to be incurred after such date, including for federal and state income taxes and fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and Plan of Liquidation of the Company and the winding-up of its business and affairs; and

2.
The Company's obligations to holders (the “Public Stockholders”) of its common stock issued and sold in its initial public offering (the “IPO”) to distribute the proceeds of the trust account in which the net proceeds of the IPO (including the deferred portion of the underwriters' fee) were deposited (the “Trust Account”), less the estimated amount of any accrued and unpaid federal and state taxes, in connection with the dissolution and Plan of Liquidation of the Company as provided in the Company's amended and restated certificate of incorporation and its IPO prospectus;

WHEREAS, there are no pending actions, suits or proceedings to which the Company is a party;

WHEREAS, there are no facts known to the Company indicating that claims that have not been made known to the Company or that have not arisen are likely to become known to the Company or to arise within ten years after the date of dissolution; and

WHEREAS, each of our officers and directors have reaffirmed, and by their respective adoption of this Plan of Liquidation do hereby each reaffirm their respective obligations to be personally liable to ensure, on a pro rata basis, that the proceeds in the Trust Account are not reduced by the claims of (i) various vendors or other entities for services rendered or products sold to the Company or (ii) any prospective target business that the Company did not pay, or reimburse, for the fees and expenses of third party service providers to such target which the Company agreed in writing to be liable for, in each case only to the extent the payment of such debts and obligations actually reduces the amount of funds in the Trust Account (or, in the event that such claim arises after the distribution of the Trust Account, to the extent necessary to ensure that the Company's former stockholders other than our officers and directors are not liable for any amount of such loss, liability, claim, damage or expense), provided, however, that for the avoidance of doubt our officers and directors shall not be liable hereunder for the amount of any accrued and unpaid federal or state taxes;

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NOW THEREFORE, the Company hereby adopts the following Plan of Liquidation, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1.    PAYMENT OF LIABILITIES AND OBLIGATIONS. The Company shall, as soon as practicable following the adoption of this Plan of Liquidation by the Board after the filing of a Certificate of Dissolution of the Company in accordance with Delaware law, (a) pay or provide for the payment in full or in such other amount as shall be agreed upon by the Company and the relevant creditor the liabilities, obligations, fees and expenses described in paragraph 1 of the third recital above and (b) pay in full the obligations described in paragraph 2 of such third recital.

2.    CONTINGENCY RESERVE. The Company shall retain the indemnification obligations to the Company referred to in the sixth recital above as provision for and as a reserve against any and all claims against, and obligations of, the Company.

3.    AUTHORITY OF OFFICERS AND DIRECTORS. The Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay such persons compensation for their services, provided that no current officer or director of the Company shall receive any compensation for his services as aforesaid, and that any such compensation to such other persons shall be fair and reasonable and consistent with disclosures made to the Company's stockholders in connection with the adoption of this Plan of Liquidation. Adoption of this Plan of Liquidation by holders of a majority of the voting power represented collectively by the outstanding shares of the Company's common stock shall constitute the approval of the Company's stockholders of the Board's authorization of the payment of any such compensation.

The adoption of this Plan of Liquidation by the holders of the Company's common stock shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: (a) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (b) to sell, dispose, convey, transfer and deliver the assets of the Company; (c) to satisfy or provide for the satisfaction of the Company's obligations in accordance with Section 281(b) of the DGCL; and (d) to distribute all of the remaining assets of the Company to the holders of the Company's common stock in complete cancellation or redemption of its stock.

4.    CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and Plan of Liquidation provided for by this Plan of Liquidation.

5.    RECOVERY OF ASSETS. In the event that the Company (or any trustee or receiver for the Company appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to the Company, such funds shall first be used to satisfy any claims against or obligations of the Company, and to the extent any assets or funds remain thereafter, shall be distributed to the stockholders of the Company in accordance with and subject to the terms of the Company's amended and restated certificate of incorporation and the DGCL, and further subject to such terms and conditions as the Board of Directors of the Company (or any trustee or receiver for the Company) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude the Company (or any trustee or receiver for the Company) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of the Company.

6.    PROFESSIONAL FEES AND EXPENSES. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its amended and restated certificate of incorporation and amended and restated bylaws or the DGCL or otherwise, and may authorize the payment of fees to an accounting firm or firms selected by the Board for services rendered to the Company..

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In addition, in connection with and for the purpose of implementing and assuring completion of this Plan of Liquidation, the Company may, in the sole and absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan of Liquidation.

7.    INDEMNIFICATION. The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its amended and restated certificate of incorporation and amended and restated bylaws and any contractual arrangements, for actions taken in connection with this Plan of Liquidation and the winding up of the affairs of the Company. The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder, including without limitation directors' and officers' liability coverage.

8.    LIQUIDATING TRUST. The Board may, but is not required to, establish and distribute assets of the Company to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a Court of competent jurisdiction for the appointment of one more trustees to conduct the liquidation of the Company, subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees shall in general be authorized to take charge of the Company's property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company..

9.    LIQUIDATING DISTRIBUTIONS. Liquidating distributions shall be made from time to time after the adoption of this Plan of Liquidation in accordance with the Company's amended and restated certificate of incorporation to the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company, of outstanding shares of common stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that, in the opinion of the Board, adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of the Company). All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281 of the DGCL. As provided in Section 12 below, distributions made pursuant to this Plan of Liquidation shall be treated as made in complete liquidation of the Company within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

10.    AMENDMENT OR MODIFICATION OF PLAN OF LIQUIDATION. If for any reason the Board determines that such action would be in the best interests of the Company, it may amend or modify this Plan of Liquidation and all action contemplated thereunder, notwithstanding stockholder approval of this Plan of Liquidation, to the extent permitted by the DGCL; provided, however, that the Company will not amend or modify this Plan of Liquidation under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11.    CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of the Company, the Company shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12.    LIQUIDATION UNDER CODE SECTIONS 331 AND 336. It is intended that this Plan of Liquidation shall be a plan of complete liquidation of the Company in accordance with the terms of Sections 331 and 336 of the Code. This Plan of Liquidation shall be deemed to authorize the taking of such action as may be necessary to conform with the provisions of said Sections 331 and 336 and the regulations promulgated thereunder, including, without limitation, the making of an election under Code Section 336(e), if applicable.

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13. FILING OF TAX FORMS. The appropriate officers of the Company are authorized and directed, within 30 days after the effective date of this Plan of Liquidation, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan of Liquidation and the carrying out thereof.

[remainder of page intentionally left blank]

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FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Energy Infrastructure Acquisition Corp.
1105 North Market Street, Suite 1300
Wilmington, Delaware 19899

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ENERGY INFRASTRUCTURE ACQUISITION CORP.

The undersigned appoints George Sagredos and Marios Pantazopoulos, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Energy Infrastructure held of record by the undersigned on September __, 2008 at the Special Meeting of Stockholders to be held on October __, 2008, and any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. ENERGY INFRASTRUCTURE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

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PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. ENERGY INFRASTRUCTURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

1. To approve the dissolution of the Company and the Plan of Liquidation submitted to stockholders at the special meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To permit Energy Infrastructure’s Board of Directors or its Chairman, in their discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the foregoing proposal.
	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW		☐

New Address: ______________________________

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature _____________________	Signature _____________________	Date _____________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.

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